Exhibit 99.1

                             Joint Filer Information

Name: The Riverview Group LLC

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Millennium Management, LLC

Issuer: StemCells, Inc.

Date of Event Requiring Statement: January 9, 2004

Signature: THE RIVERVIEW GROUP LLC


           By: /s/ Terry Feeney
               -------------------------------
               Name:  Terry Feeney
               Title: Chief Operating Officer

                             Joint Filer Information

Name: Millennium Holding Group, L.P.

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Millennium Management, LLC

Issuer: StemCells, Inc.

Date of Event Requiring Statement: January 9, 2004

Signature: MILLENNIUM HOLDING GROUP, L.P.

           By: Millennium Management LLC
           as General Partner
           By: Israel A. Englander
           as Sole Managing Member


           By: /s/ Israel A. Englander
               -------------------------------
               Name: Israel A. Englander

                             Joint Filer Information

Name: Israel A. Englander.

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Millennium Management, LLC

Issuer: StemCells, Inc.

Date of Event Requiring Statement: January 9, 2004

Signature: ISRAEL A. ENGLANDER


           By: /s/ Israel A. Englander
               -------------------------------
               Israel A. Englander